SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – October 21, 2009

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-52710	13-2614959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wall Street New York, New York	10286
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (212) 495-1784

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

By press release dated October 22, 2009, the Federal Customs Service of the Russian Federation (“FCS”) and The Bank of New York Mellon (the “Bank”), a subsidiary of The Bank of New York Mellon Corporation (the “Registrant”) announced the settlement of the litigation filed by the FCS against the Bank in the Moscow City Arbitration Court. A copy of this press release is furnished as Exhibit 99.1.

A copy of the Settlement and Release Agreement (English version) entered into by the Bank and the FCS is filed as Exhibit 99.2.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	EXHIBITS.

Exhibit Number	Description

99.1	Press Release dated October 22, 2009, announcing the matter referenced in Item 8.01 above.

99.2	Settlement and Release Agreement dated October 21, 2009, by and between The Federal Customs Service of the Russian Federation and The Bank of New York Mellon (English version).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Bank of New York Mellon Corporation
(Registrant)

By:	/S/ ARLIE R. NOGAY
Name: Title:	Arlie R. Nogay Corporate Secretary

Date: October 23, 2009

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press Release dated October 22, 2009.	Furnished herewith

99.2	Settlement and Release Agreement dated October 21, 2009 by and between The Federal Customs Service of the Russian Federation and The Bank of New York Mellon (English version).	Filed herewith